As filed with the Securities and Exchange Commission on May 14, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENPHASE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-4645388
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1420 N. McDowell Blvd.

Petaluma, CA 94954

(707) 774-7000

(Address of principal executive offices)

2006 Equity Incentive Plan

2011 Equity Incentive Plan

2011 Employee Stock Purchase Plan

(Full title of the plans)

Paul B. Nahi

Chief Executive Officer

c/o Enphase Energy, Inc.

1420 N. McDowell Blvd.

Petaluma, CA 94954

(707) 774-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John H. Sellers

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated Filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	9,798,191 shares	$2.22 - $8.39	$42,191,799.60	$4,835.18

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon (a) the weighted average exercise price for outstanding options granted under the Registrant’s 2006 Equity Incentive Plan, as amended, (b) with respect to shares reserved for future grant under the Registrant’s 2011 Equity Incentive Plan or issuance under the Registrant’s 2011 Employee Stock Purchase Plan, upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 8, 2012. The chart below details the calculations of the proposed maximum aggregate offering price:

Securities	Number of Shares	Offering Price Per Share(2)	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the 2006 Equity Incentive Plan	6,485,417	$2.22(2)(a)	$14,397,625.74
Shares reserved for future grant under the 2011 Equity Incentive Plan	2,643,171	$8.39(2)(b)	$22,176,204.69
Shares reserved for future grant under the 2011 Employee Stock Purchase Plan	669,603	$8.39(2)(b)	$5,617,969.17
Proposed Maximum Aggregate Offering Price			$42,191,799.60

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Enphase Energy, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on March 30, 2012 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1 originally filed on June 15, 2011 (File No. 333-174925), as amended, which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The Registrant’s Current Report on Form 8-K, filed with the Commission on April 6, 2012.

(c) The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on March 28, 2012 (File No. 001-35480), under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

DESCRIPTION OF SECURITIES

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s amended and restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director for monetary damages resulting from breach of his fiduciary duty as a director.

The Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as provided in indemnification contracts entered into between the Registrant and its employees and agents;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

In addition to the indemnification required in the Registrant’s certificate of incorporation and bylaws, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. The Registrant has also obtained directors’ and officers’ insurance to cover its directors, officers and some of its employees for liabilities, including liabilities under securities laws. The Registrant believes that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

EXHIBITS

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.(1)

3.2	Amended and Restated Bylaws of Enphase Energy, Inc.(2)

4.1	Specimen Common Stock Certificate of Enphase Energy, Inc.(3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (reference is made to the signature page of this Form S-8).

99.1	2006 Equity Incentive Plan, as amended, and related documents.

99.2	2011 Equity Incentive Plan and forms of agreement thereunder.

99.3	2011 Employee Stock Purchase Plan.

(1)	Previously filed as the like numbered exhibit to the Registrant’s Current Report on Form 8-K (001-35480), filed with the Commission on April 6, 2012, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.5 to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.
(3)	Previously filed as the like numbered exhibit to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.

UNDERTAKINGS

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on the 11th day of May, 2012.

ENPHASE ENERGY, INC.

By:	/s/ Paul B. Nahi
Paul B. Nahi
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints PAUL B. NAHI and SANJEEV KUMAR, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Paul B. Nahi Paul B. Nahi	President and Chief Executive Officer (Principal Executive Officer)	May 11, 2012

/s/ Sanjeev Kumar Sanjeev Kumar	Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2012

/s/ Raghuveer R. Belur Raghuveer R. Belur	Director	May 11, 2012

/s/ Neal Dempsey Neal Dempsey	Director	May 10, 2012

/s/ Steven J. Gomo Steven J. Gomo	Director	May 8, 2012

/s/ Benjamin Kortlang Benjamin Kortlang	Director	May 10, 2012

/s/ Jameson J. McJunkin Jameson J. McJunkin	Director	May 8, 2012

/s/ Chong Sup Park Chong Sup Park	Director	May 10, 2012

/s/ Robert Schwartz Robert Schwartz	Director	May 10, 2012

/s/ Stoddard M. Wilson Stoddard M. Wilson	Director	May 11, 2012

EXHIBITS

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of Enphase Energy, Inc.(1)

3.2	Amended and Restated Bylaws of Enphase Energy, Inc.(2)

4.1	Specimen Common Stock Certificate of Enphase Energy, Inc.(3)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (reference is made to the signature page of this Form S-8).

99.1	2006 Equity Incentive Plan, as amended, and related documents.

99.2	2011 Equity Incentive Plan and forms of agreement thereunder.

99.3	2011 Employee Stock Purchase Plan.

(1)	Previously filed as the like numbered exhibit to the Registrant’s Current Report on Form 8-K (001-35480), filed with the Commission on April 6, 2012, and incorporated by reference herein.
(2)	Previously filed as Exhibit 3.5 to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.
(3)	Previously filed as the like numbered exhibit to Amendment No. 7 to the Company’s Registration Statement on Form S-1, as amended (333-174925), filed with the Commission on March 12, 2012, and incorporated by reference herein.